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                                  Exhibit 11.1
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                                     Six Months
                                                                                  Ended August 31,
                                                                                  1999               1998
                                                                            ----------------- -- ----------------
                                                                               (Amounts in thousands,
                                                                                  except per share data)
Basic

   Net earnings applicable to common stock                                      $209,882            $ 185,831
                                                                            ================    =================


   Average shares outstanding                                                    112,871              110,640
                                                                            ================    =================

   Per share amount                                                               $ 1.86              $1.68

                                                                            ================    =================


Diluted

   Net earnings applicable to common stock                                      $209,882             $185,831
                                                                            ================    =================


   Average shares outstanding
   Net effect of dilutive stock options --                                       112,871              110,640
     based on the treasury stock method using
     the average market price.                                                     4,568                6,260
                                                                            ----------------    -----------------

         Total average shares                                                    117,439              116,900
                                                                            ================    =================

  Per share amount                                                                $ 1.79              $  1.59
                                                                            ================    =================





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